Exhibit 3

AMENDED AND RESTATED

BYLAWS

of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

as amended and restated on

May 21, 2008

ARTICLES I

OFFICES

The principal office of the Corporation in the State of New York shall be located in the City of New York, County of New York.  The Corporation may have such other offices, either within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the Shareholders shall be held on such date as the Board of Directors shall designate in each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If no designation is made for any year, the date of meeting shall be the second Thursday in the month of May in such year.  If the day fixed for the annual meeting shall be a legal holiday in the State of New York, such meeting shall be held on the next succeeding business day.

Section 2.  Special Meetings.  Special meetings of the Shareholders may be called by the Chairman, the President or the Board of Directors, and shall be called by the Chairman, the President or the Secretary at the request of the holders of not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3.  Place of Meeting.  The Chairman, the President or the Board of Directors may designate any place, either within or without the State of New York, as the place of meeting for any annual meeting or for any special meeting called by the Chairman, the President or the Board of Directors.  A notice signed by the holders of not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote at the meeting may designate any place, either within or without the State of New York, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of New York.

Section 4.  Notice of Meeting.  Written notice of every meeting of Shareholders shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle Shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of the relevant statutory provision or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than 10 nor more than 60 days before the date of the meeting; provided, however, that a copy of such notice may be given by third class mail not less than 24 nor more than 60 days before the date of the meeting, to each Shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the record of Shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

Section 5.  Adjournments.  The Shareholders present at a meeting of Shareholders may adjourn the meeting despite the absence of a quorum.  When a determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the Corporation may transact any business that might have been transacted on the original date of the meeting.  However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to notice on the new record date.

Section 6.  Fixing of Record Date.  For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 60 days and, in case of a meeting of Shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.  If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the record date shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if no notice is given, the day on which the meeting is held.  If no record date is fixed for the determination of Shareholders for any other purpose, the record date shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.  When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.

Section 7.  Voting Lists.  A list of Shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of Shareholders upon the request thereat or prior thereto of any Shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of

Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

Section 8.  Quorum.  The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.  If the holders of less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.  Proxies.  Every Shareholder entitled to vote may authorize another person or persons to act for him by proxy.  Every proxy must be signed by the Shareholder or his attorney in fact.  No proxy shall be valid more than eleven months after it is executed, unless otherwise provided in the proxy.

Section 10.  Voting of Shares by Corporate Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

Section 11.  Informal Action by Shareholders.  Any action required or permitted to be taken at a meeting of the Shareholders, may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers.  The business of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.  Number, Tenure and Qualifications.

(a)           Number.  the number of Directors constituting the entire Board of Directors shall not be less than three nor more than 20.  The number of directors shall be determined by a majority vote of the entire Board of Directors.

(b)           Tenure.  Except as provided in Sections 4 and 5 of this Article III, each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified.

(c)           Qualifications.  Each Director shall be at least eighteen years of age.

Section 3.  Election of Directors.  Directors shall be elected at each annual meeting of the Shareholders.

Section 4.  Resignation.  Any Director of the Corporation may resign at any time by giving written notice to the Chairman, the President or the Secretary of the Corporation.  The resignation of any Director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason, including the removal of a Director, may be filled by a majority vote of the remaining directors then if office.  A Director elected to fill a vacancy, unless elected by the Shareholders, shall be elected to hold office until the next meeting of Shareholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualified.

Section 6.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice immediately after, and at the same place as, the annual meeting of Shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of New York, for the holding of additional regular meetings thereof upon notice specified in such resolution.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two Directors.  The persons authorized to call such special meetings may fix any place, either within or without the State of New York, as the place for holding any such special meeting.

Section 8.  Notices for Special Meetings. Written notice of any special meeting of the Board of Directors shall be given at least one day in advance of the day on which such special meeting shall be held.  Any such notice may be personally delivered, transmitted by telex, telegram or telecopy, or mailed to each Director at his business address, postage prepaid.  Any such notice personally delivered shall be effective upon delivery.  Any such notice transmitted by telex, telegram or telecopy shall be effective one business day after mailing.  Any such notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.  Neither the business to be transacted at, nor the purpose of, any such special meeting need be specified in such notice.

Section 9.  Quorum.  A quorum shall consist of a majority of the Directors then in office.

Section 10.  Manner of Acting.  The vote of the majority of the Directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.  Resolutions so adopted shall be filed with the minutes of the proceedings of the Board or committee.

Section 11.  Meeting by Telephone Conference.  One or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or  similar communications equipment that allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12.  Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members thereof consent in writing to the adoption of a resolution authorizing the action.  Resolutions so adopted shall be filed with the minutes of the proceedings of the Board of Directors or any such committee.

Section 13.  Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.  Removal.  Any or all of the directors of the Corporation may be removed without cause by vote of the Shareholders (which vote may be by written consent as provided in Section 11 of Article II).

Section 15.  Adjournment.  Two directors that are not officers of the Corporation may by oral statement adjourn any meeting of the Board of Directors to another date or time.  This adjournment takes precedence over any matter being discussed at that time.

ARTICLE IV

COMMITTEES

Section 1.  Executive Committee.  The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of three or more Directors, which Committee shall have and may exercise, when the Board is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to submit to the Shareholders any action which requires Shareholders’ approval, fill vacancies in the Board of Directors or any committee thereof, fix compensation of Directors or committee members, amend or repeal these Bylaws or adopt new bylaws, or amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable.

Section 2.  Other Committees.  The Board of Directors may establish such other committees having such duties and powers as the Board of Directors may deem appropriate, but in no event shall any such committee have any of the powers which may not be granted to the Executive Committee.

Section 3.  Meeting by Telephone Conference. One or more members of any committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 4.  Administrative Matters.  Each committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.   A majority of the members of each committee shall constitute a quorum.  Each committee shall keep written minutes of their transactions and report such minutes to the Board of Directors at the next regular meeting thereof.

ARTICLE V

OFFICERS

Section 1.  Number.  The officers of the Corporation shall be a Chairman, a Vice Chairman, a President, one or more Managing Directors, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The offices of the Chairman and Vice Chairman may be vacant.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person except the offices of President and Secretary; provided, however, that if all of the issued and outstanding stock is held by one person, that person may hold all or any combination of offices.

Section 2.  Election and Term of Office.  The officers of the Corporation to be elected annually by the Board of Directors shall be elected at the first regular meeting of the Board of Directors held after each annual meeting of the Shareholders.  If the election shall not be held at such meeting, such election shall be held as soon thereafter as practicable.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Resignations.  Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, or to another officer of the Corporation, provided that such other officer is the Chairman, the President or the Secretary of the Corporation.  Subject to the contractual obligations of the person so resigning, any such resignation shall take effect at the time of the delivery of such notice.

Section 4.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.  Vacancies. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.  Chairman.  The Chairman shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned by the Board of Directors.  The Chairman may execute, with or without the Secretary, an Assistant

Secretary or another proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

Section 7.  Vice Chairman.  The Vice Chairman shall, in the absence of the Chairman, or in the event of the Chairman’s death, disability or refusal to act, preside at all meetings of the Shareholders and the Board of Directors.  The Vice Chairman shall perform such other duties as from time to time may be assigned by these Bylaws or by the Board of Directors.

Section 8.  President.  The President, unless the Board of Directors specifically determines otherwise, shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President shall, in the absence of the Chairman and the Vice Chairman, or in the event of their death, inability or refusal to act, preside at all meetings of the Shareholders and the Board of Directors.  The President may execute, with or without the Secretary, an Assistant Secretary or another proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.  The President shall perform such other duties as from time to time may be assigned by these Bylaws or by the Board of Directors.

Section 9.  Managing Directors.  The Managing Directors shall perform such duties as from time to time may be assigned by these Bylaws or by the Board of Directors, the Chairman or the President of the Corporation.  Any Managing Director may be assigned the title and duties of Chief Operating Officer by the Board of Directors or the President.  The Managing Directors may execute, with or without the Secretary, an Assistant Secretary or another proper officer of the Corporation thereunto authorized by the Board of Directors, any contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

Section 10.  Vice Presidents.  The Vice Presidents shall perform such duties as from time to time may be assigned by these Bylaws or by the Board of Directors, the Chairman or the President of the Corporation.

Section 11.  The Secretary.  The Secretary shall:

(a)           keep the minutes of the meetings of the Shareholders and the Board of Directors in one or more books provided for that purpose;

(b)           see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c)           be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

(d)           keep a registration of the post office address of each Shareholder which has been furnished to the Secretary by such Shareholder;

(e)           execute with any other duly authorized officer of the Corporation, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed;

(f)            have general charge of the stock transfer books of the Corporation; and

(g)           in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by these Bylaws or by the Board of Directors, the Chairman or the President of the Corporation.

Section 12.  The Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts of moneys due and payable to the Corporation, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation.  The Treasurer shall also perform all other duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by these Bylaws or by the Board of Directors, the Chairman or the President of the Corporation.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety as the Board of Directors shall determine.

Section 13.  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers may execute, with any duly authorized officer of the Corporation, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.  The Assistant Secretaries and Assistant Treasurers shall also perform such other duties as shall be assigned by the Board of Directors or any duly authorized officer of the Corporation, and in the absence of the Secretary or Treasurer, respectively, shall have all of the powers and duties of the Secretary and Treasurer, respectively.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

Section 14.  Salaries.  Except for any employees of the Corporation whose salary may be fixed in an employment agreement, the salaries of the officers shall be fixed from time to time by the Board of Directors or a compensation committee thereof.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chairman or the President or any Managing Director of the Corporation and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.  When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of such officers may be facsimile.  All certificates for shares shall be consecutively numbered or otherwise identified.  Each certificate shall state upon the face thereof that the Corporation is formed under the laws of the State of New York, the name of the person or persons to whom it is issued and the number of shares it represents.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares are registered on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3.  Record Owner.  The Corporation shall keep at its principal office, or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all Shareholders, the number of shares held by each and the dates when they respectively became the owners of record thereof.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, unless the laws of the State of New York expressly provide otherwise.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the meeting shall be deemed equivalent to the giving of such notice.  The attendance of any Shareholder at a meeting, in person or by proxy, without protesting, prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him.  The attendance of any Director at a meeting without protesting, prior thereto or at its commencement, the lack of notice to him shall constitute a waiver of notice.

ARTICLE XI

INDEMNIFICATION AND INSURANCE

Section 1.  Indemnification.

(a)           The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer or internal legal officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person unless such director or officer or internal legal counsel acted in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation of partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

(b)           The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person did not act in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c)           The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer or internal legal counsel of the Corporation, or is or was serving at the request of the Corporation as a director or officer or internal legal counsel of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer or internal legal counsel acted, in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d)           For the purpose of this section, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 2.  Other Indemnification.  The Corporation may, to the fullest extent permitted by law, indemnify or advance the expenses of any other person including agents and employees to whom the Corporation is permitted by law to provide indemnification or advancement of expenses.

Section 3.  Payment of Expenses in Advance.  To the fullest extent permitted by the New York Business Corporation Law, the Corporation will advance to any person who may be entitled to indemnification under Sections 1 or 2 sums with which to pay expenses incurred by that person in defending against the claims, actions or proceedings for which such person may become entitled to indemnification, upon receipt of an undertaking by or on behalf of such person to repay the sums which are advanced if it is ultimately determined that such person is not entitled to indemnification under Sections 1 or 2 or to the extent the sums which are advanced exceed the indemnification to which such person is entitled.

Section 4.  Enforcement, Defenses.  The right to indemnification or advancement of expenses granted by this Article shall be enforceable by the person in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days.  Such person’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 3 of this Article where the required undertaking has been received by the Corporation) that the claimant has conducted himself in a manner which would preclude the Corporation from indemnifying him pursuant to Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its Shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its Shareholders) that indemnification of the claimant is not proper in the circumstances shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

Section 5.  Survival:  Savings Clause; Preservation of Other Rights.

(a)           The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law.  Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

(b)           If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

(c)           The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  The Corporation is hereby authorized to provide further indemnification if it deems advisable by resolution of Shareholders or directors, by amendment of these Bylaws or by agreement.

Section 6.  New York Business Corporation Law.  All references to the New York Business Corporation Law in this Article XI shall mean such Law as it may from time to time be amended.

Section 7.  Insurance.  The Corporation may purchase and maintain insurance to indemnify officers, directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the Corporation, to the fullest extent permitted by the New York Business Corporation Law.

ARTICLE XII

AMENDMENTS

These Bylaws may be amended or repealed only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote.